 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 8, 2013

Investors Capital Holdings, Ltd.
 (Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-43664 (Commission File Number)	04-3284631 (IRS Employer Identification No.)

Six Kimball Lane, Suite 150
Lynnfield, MA 01940
(Address of Principal Executive Offices) (Zip Code)

 Registrant’s telephone number, including area code  (800) 949-1422

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 8, 2013, Investors Capital Holdings, Ltd. ("ICH")’s broker-dealer subsidiary Investors Capital Corporation (“ICC”) entered into a three-year, $2,000,000 Subordinated Loan Agreement ("Loan Agreement") with Pershing, LLC ("Pershing"), a BNY Mellon company. Pershing is the clearing firm for ICC.  ICC will use the Loan Agreement proceeds to support its strategy to expand its advisor base and increase revenues.

Borrowings under the Loan Agreement accrue interest at the prime rate plus 5%. Interest payments are due monthly under the Loan Agreement, with the principal amount due in full at maturity, or March 8, 2016.

The Loan Agreement contains other covenants and events of default that limit various matters including limitations on the incurrence of additional indebtedness and minimum total ownership equity. Upon the occurrence of an event of default, the outstanding principal and interest under the Loan Agreement may be accelerated and become due and payable.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Investors Capital Holdings, Ltd.

By:	/s/ Timothy B. Murphy
Timothy B. Murphy, Chief Executive Officer

Date: March 14, 2013

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